Exhibit 10.4

NOVAVAX, INC.

Non-Statutory Stock Option Agreement

1. Grant of Option. Novavax, Inc., a Delaware corporation (“Company”), hereby grants to [•] (“Optionee”), as of [•] (“Date of Grant”), an option, pursuant to the Company’s 2005 Stock Incentive Plan (“Plan”), to purchase an aggregate of [•] shares of Common Stock (“Shares”) of the Company at a price of $[•] per share, purchasable as set forth in, and subject to the terms and conditions of this Stock Option Agreement and the Plan. Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended and replaced from time to time (“Code”); (provided, however, that status as a “parent” or “subsidiary” corporation depends on satisfaction of the criteria in Sections 424(e) and (f) as of the date on which such determination is being made, and does not necessarily continue to exist merely because it did so as of the date of grant of the option). Any words or terms that begin with capitalized letters shall be defined terms and shall have the meaning set forth in the Plan (if such word or term is not otherwise defined in this Agreement).

2. Non-statutory Stock Option. This option is not intended to qualify as an incentive stock option under Section 422 of the Code.

3. Exercise of Option and Provisions for Termination.

(a) Regular Vesting Schedule. Except as otherwise provided in this Agreement, as of the six-month anniversary of the Date of Grant (the “Vesting Date”), this option may be exercised with respect to one-hundred percent of the Shares subject to the option; provided however, that the Optionee must have remained in the continuous service of the Company in the capacity of a member of the Company’s Board of Directors from the Date of Grant through the Vesting Date. This option shall not vest or become exercisable if the Optionee terminates service as a director prior to the Vesting Date (unless such termination results in accelerated vesting under Section 3(d) below, or unless the option has previously vested as a result of a Corporate Transaction or other event). Additionally, notwithstanding the above, this option shall expire and may not be exercised after the tenth anniversary of the Date of Grant (the “Expiration Date”).

(b) Exercise Procedure. Subject to the conditions set forth in this Agreement, this option shall be exercised by the Optionee’s delivery of written notice of exercise to the Treasurer of the Company, specifying the number of Shares to be purchased and the purchase price to be paid therefore and accompanied by payment in full in accordance with Section 4. Such exercise shall be effective upon receipt by the Treasurer of the Company of such written notice together with the required payment. The Optionee may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional Share or for fewer than ten whole Shares.

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(c) Exercise Period Upon Termination of Service. Subject to Section 3(d) below, if the Optionee ceases to provide services to the Company in the capacity of a member of the Company’s Board of Directors for any reason, then the option to the extent it is unvested and not yet exercisable shall be immediately forfeited and cancelled, and the right to exercise this option (as to any portion of the option that has vested and is exercisable) shall terminate three (3) years after such cessation of service (but in no event may the option be exercised after the Expiration Date and the Company retains the right to terminate or cancel the option earlier if permitted by Section 12 of the Plan).

(d) Accelerated Vesting Upon Death or Disability. If the Optionee dies or terminates service as a director of the Company because of the Optionee’s disability (within the meaning of Section 22(e)(3) of the Code), then, notwithstanding the above, the vesting of this option shall accelerate, and the option may be exercised in full with respect to one hundred percent of the Shares subject to the option by the Optionee or his or her estate or representative, as applicable, within the time periods set forth in Section 3(c) above.

4. Payment of Purchase Price.

(a) Method of Payment. Payment of the purchase price for Shares purchased upon exercise of this option shall be made (i) by delivery to the Company of cash or a check to the order of the Company in an amount equal to the purchase price of such Shares, (ii) subject to the consent of the Company, by delivery to the Company of shares of Common Stock of the Company then owned by the Optionee having a fair market value equal in amount to the purchase price of such Shares, (iii) by any other means which the Board of Directors determines is consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 and Regulation T promulgated by the Federal Reserve Board if then applicable), or (iv) subject to the consent of the Company, by any combination of such methods of payment. In the event that the Company consents to the Optionee’s use of already-acquired shares of the Company’s Common Stock to pay the exercise price, the Company may further require that such shares have been owned or held by the Optionee for a sufficient period to avoid a change to earnings for financial accounting purposes.

(b) Valuation of Shares or Other Non-Cash Consideration Tendered in Payment of Purchase Price. For the purposes hereof, the fair market value of any share of the Company’s Common Stock or other non-cash consideration which may be delivered to the Company in exercise of this option shall be determined in good faith by the Board of Directors of the Company.

(c) Delivery of Shares Tendered in Payment of Purchase Price. If the Optionee exercises the option by delivery of shares of Common Stock of the Company, the certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of Shares acquired upon exercise of this option.

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5. Delivery of Shares; Compliance With Securities Laws, Etc.

(a) General. The Company shall, upon payment of the option price for the number of Shares purchased and paid for, make prompt delivery of such Shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such Shares before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to complete such action.

(b) Listing, Qualification, Etc. This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been affected or obtained on terms acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, or disclosure, or to satisfy such other condition.

6. Nontransferability of Option. Except as provided in paragraph (d) of Section 3, this option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

7. No Special Service Rights. Nothing contained in the Plan or this option shall be construed or deemed by any person under any circumstances to bind the Company to continue the service of the Optionee for the period within which this option may be exercised.

8. Rights as a Stockholder. The Optionee shall have no rights as a stockholder with respect to any Shares which may be purchased by exercise of this option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such Shares) unless and until a certificate representing such Shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate was issued.

9. Adjustment Provisions.

(a) General. If (i) the outstanding shares of Common Stock are (A) exchanged for a different number or kind of shares or other securities of the Company, or (B) increased or decreased as a result of any recapitalization, reclassification, stock dividend, stock split or reverse stock split, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, the Optionee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 11(a) of the Plan.

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(b) Board Authority to Make Adjustments. Any adjustments under this Section 9 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to this option on account of any such adjustments.

(c) Limits on Adjustments. No adjustment shall be made under this Section 9 which would, within the meaning of any applicable provision of the Code, constitute a modification, extension or renewal of this option or a grant of additional benefits to the Optionee.

10. Mergers, Consolidation, Distributions, Liquidations, Etc. In the event of a Corporate Transaction prior to the expiration or termination of this option, the Optionee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 12(a) of the Plan. Notwithstanding the foregoing, in the event of a Corporate Transaction or a Change in the Incumbent Board, then any unvested portion of the option that has not previously been cancelled or forfeited (e.g., for failure to satisfy the vesting requirements of Section 3(a) above) shall become immediately vested and exercisable, and the Company may take any other actions permitted under Section 12 of the Plan.

11. Withholding Taxes. The Company’s obligation to deliver Shares upon the exercise of this option shall be subject to the Optionee’s satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

12. Miscellaneous.

(a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

(b) All notices under this option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

(c) This option shall be governed by and construed in accordance with the laws of the State of Delaware.

(d) This option is subject to the terms of the Plan. In the event of any conflict or inconsistency between the terms of this Stock Option Agreement and the terms of the Plan, the Plan shall control.

(e) This Agreement is intended to bind and inure to the benefit of, and be enforceable by, the Optionee, the Company, any surviving entity resulting from a Corporate Transaction and any other person or entity who is a successor by merger, acquisition, consolidation or otherwise to the business of the Company.

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(f) All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the laws of the State of Delaware, without regard to such State’s conflict of law rules.

Date of Grant: [•]	NOVAVAX, INC.

By:

OPTIONEE’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2005 Stock Incentive Plan.

OPTIONEE

PRINT NAME

SIGN NAME

PRINT ADDRESS

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